Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated April 30, 2026 relating to the financial statements of JRD Unico, Inc., which appears in Sysco Corporation’s Current Report on Form 8-K dated September 14, 2026. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-297217) of New Slider Holdco, Inc. incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 6, 2026